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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Phase Metrics, Inc.

We consent to the use in this Registration Statement of Phase Metrics, Inc. on Form S-1 of our report dated February 5, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 5, 1999, relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading, "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
March 30, 1999